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                                                                   Exhibit 24(a)
                                                                   -------------

                                POWER OF ATTORNEY
                                -----------------


         Morgan's Foods, Inc., an Ohio corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, a registration statement on Form S-8 or other form registering under the Securities Act of 1933 (and Rule 415 of such Act, if appropriate) the Company's Common Shares in connection with the exercise of options under the Company's Nonqualified Stock Option Plan for Executives and Managers and its Key Employees Nonqualified Stock Option Plan, hereby constitutes and appoints Kenneth L. Hignett and William Appleton, and each of them, as the attorney of the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company, to sign and file the proposed registration statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such interests and securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

         IN WITNESS WHEREOF, Morgan's Foods, Inc. has caused this power of attorney to be signed on its behalf by the undersigned in Cleveland, Ohio, on October 29, 1999.

                              MORGAN'S FOODS, INC.



                              By: /s/ Leonard R. Stein-Sapir
                                 -----------------------------------------------
                                      Leonard R. Stein-Sapir, President
                                      and Chief Executive Officer